Exhibit 99.(h)(2)(vii)

TWENTY-THIRD AMENDMENT TO THE

EA SERIES TRUST

FUND ADMINISTRATION SERVICING AGREEMENT

This Twenty-third Amendment, effective as of September 15, 2022, to the Fund Administration Servicing Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the Trust desires to amend the Agreement to add and remove funds to Exhibit A; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

EA SERIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Sean R Hegarty	By:	/s/ Jason Hadler

Name:	Sean R Hegarty	Name:	Jason Hadler

Title:	Assistant Treasurer - EA Series Trust	Title:	Assistant Vice President

Date:	September 26, 2022	Date:	September 26, 2022

Exhibit A to the

EA Series Trust

Fund Administration Servicing Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF
Merlyn.AI Tactical Growth and Income ETF

Merlyn.AI Best-of-Breed Core Momentum ETF
Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF
UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Viridi Bitcoin Miners ETF

Generation Z ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Papi’s Money ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Alpha Architect Tail Risk ETF